Exhibit 99.77(c)

ATTACHMENT FOR CURRENT FILING OF N-SAR
SUB-ITEM 77C

On December 4, 2013, a Special Meeting of the shareholders of Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust was held at 601 Congress Street, Boston, Massachusetts 02210 at 10 a.m. Eastern Time for the purpose of considering and voting upon:

Lifestyle Aggressive Trust

Proposal One: Approval of changes to the investment objectives and investment strategies of the Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust.

PROPOSAL ONE PASSED ON December 4, 2013.

For	Against	Abstain
39,181,664.095	3,250,495.477	3,727,852.294

Proposal Two: Approval of an amendment to the subadvisory agreement between John Hancock Asset Management, a division of Manulife Asset Management (US) LLC, the subadvisor, and John Hancock Investment Management Services, LLC.

PROPOSAL TWO PASSED ON December 4, 2013.

For	Against	Abstain
38,779,806.797	3,744,671.301	3,635,533.768

Lifestyle Growth Trust

Proposal One: Approval of changes to the investment objectives and investment strategies of the Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust.

PROPOSAL ONE PASSED ON December 4, 2013.

For	Against	Abstain
927,376,160.076	103,566,169.401	66,986,106.473

Proposal Two: Approval of an amendment to the subadvisory agreement between John Hancock Asset Management, a division of Manulife Asset Management (US) LLC, the subadvisor, and John Hancock Investment Management Services, LLC.

PROPOSAL TWO PASSED ON December 4, 2013.

For	Against	Abstain
923,809,971.189	101,531,676.450	72,586,788.311

Lifestyle Balanced Trust

Proposal One: Approval of changes to the investment objectives and Investment strategies of the Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust.

PROPOSAL ONE PASSED ON December 4, 2013.

For	Against	Abstain
763,654,302.679	51,923,796.133	68,044,629.818

Proposal Two: Approval of an amendment to the subadvisory agreement between John Hancock Asset Management, a division of Manulife Asset Management (US) LLC, the subadvisor, and John Hancock Investment Management Services, LLC.

PROPOSAL TWO PASSED ON December 4, 2013.

For	Against	Abstain
758,987,248.010	52,550,563.272	72,084,917.348

Lifestyle Moderate Trust

Proposal One: Approval of changes to the investment objectives and Investment strategies of the Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust.

PROPOSAL ONE PASSED ON December 4, 2013.

For	Against	Abstain
225,183,644.493	12,642,420.688	19,579,294.241

Proposal Two: Approval of an amendment to the subadvisory agreement between John Hancock Asset Management, a division of Manulife Asset Management (US) LLC, the subadvisor, and John Hancock Investment Management Services, LLC.

PROPOSAL TWO PASSED ON December 4, 2013.

For	Against	Abstain
223,547,481.994	13,064,596.012	20,793,281.416

Lifestyle Conservative Trust

Proposal One: Approval of changes to the investment objectives and Investment strategies of the Lifestyle Aggressive Trust, Lifestyle Growth Trust, Lifestyle Balanced Trust, Lifestyle Moderate Trust and Lifestyle Conservative Trust.

PROPOSAL ONE PASSED ON December 4, 2013.

For	Against	Abstain
158,710,271.519	12,005,457.294	14,855,931.038

Proposal Two: Approval of an amendment to the subadvisory agreement between John Hancock Asset Management, a division of Manulife Asset Management (US) LLC, the subadvisor, and John Hancock Investment Management Services, LLC.

PROPOSAL TWO PASSED ON December 4, 2013.

For	Against	Abstain
157,200,119.038	12,364,047.669	16,007,493.144